Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated August 11, 2017, of WEED, Inc. relating to the audit of the financial statements for the periods ending December 31, 2016 and 2015 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

November 16, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated November 16, 2017, of Sangre AT, LLC relating to the audit of the financial statements for the period from inception through December 31, 2016 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

November 16, 2017

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